Exhibit 99.1

Sirona Reports Fiscal 2012 Second Quarter Results

•	Second quarter revenues of $231.9 million, up 8% compared to prior year, and up 11.1% constant currency.

•	Second quarter operating income, excluding amortization* of $12.0 million, totaled $52.2 million, compared to $47.0 million in the prior year.

•	Fiscal 2012 guidance confirmed.

Long Island City, New York, May 4, 2012 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended March 31, 2012.

Second Quarter Fiscal 2012 vs. Second Quarter Fiscal 2011 Financial Results

Revenue was $231.9 million, an increase of $17.1 million or up 8% (up 11.1% on a constant currency basis), with growth rates for the Company’s business segments as follows: Treatment Centers increased 12.7% (up 17.5% on a constant currency basis), CAD/CAM Systems increased 11.1% (up 13.7% on a constant currency basis), Imaging Systems increased 3.5% (up 6.0% on a constant currency basis), and Instruments increased 3.3% (up 7.7% on a constant currency basis).

Revenue in the United States increased 4.9%, while revenues outside the United States increased 9.2% (up 13.7% constant currency), with particularly robust performance in the Asia Pacific region.

Gross profit was $124.6 million, up $9.0 million. Gross profit margin was 53.8% in the second quarter of Fiscal 2012, compared to 53.9% in the prior year. Gross profit margin as a percent of sales was positively impacted by lower amortization, which was offset by margin compression mainly due to product mix.

Second quarter 2012 operating income excluding amortization expense was $52.2 million (operating income of $40.1 million plus amortization expense of $12.0 million, compared to $47.0 million (operating income of $33.5 million plus amortization expense of $13.5 million) in the second quarter of 2011.

Net income for the second quarter of 2012 was $30.5 million, or $0.54 per diluted share, versus $29.3 million, or $0.51 per diluted share in the prior year period. Non-GAAP earnings per diluted share for the second quarter of 2012 was $0.64 compared to $0.58 in the prior year quarter.

*	Operating income plus amortization and constant currency growth and results are non-GAAP financial measures that exclude certain items. Please refer to ”Reconciliation of GAAP and non-GAAP Information (unaudited)” in the attached exhibits for a description of these items.

At March 31, 2012, the Company had cash and cash equivalents of $77.8 million and total debt of $77.6 million, resulting in net cash of $0.2 million. This compares to net debt of $22.5 million at September 30, 2011.

Jost Fischer, Chairman and CEO of Sirona commented: “I am pleased to report solid results for the second quarter of fiscal 2012. The Treatment Center and the CAD/CAM segments led our growth, up 17.5% and 13.7% respectively on a constant currency basis. Revenue growth was particularly strong in non-European international markets, led by Asia Pacific. We benefited from our innovative product lines and our expanded presence in these markets. Additionally, the U.S. posted a sequential improvement in revenue growth. These results validate our strategy to invest in our global sales and service infrastructure while innovation continues to be a top priority at Sirona. We are very well positioned for continued robust revenue growth in the fiscal year 2012 and beyond.”

Fiscal 2012 Guidance

Management confirms fiscal year 2012 constant currency revenue growth* at the upper-end of the announced guidance range of 6% to 8% and operating income plus amortization* to be in the range of $227 to $234 million.

First Six Months Fiscal 2012 vs. First Six Months Fiscal 2011 Financial Results

Revenue was $490.0 million, an increase of $39.6 million or up 8.8% (up 10.7% on a constant currency basis), with growth rates for the Company’s business segments as follows: Imaging Systems increased 14.0% (up 15.4% on a constant currency basis), Treatment Centers increased 7.4% (up 10.1% on a constant currency basis), CAD/CAM Systems increased 5.9% (up 7.5% on a constant currency basis), and Instruments increased 5.5% (up 8.1% on a constant currency basis).

Revenue in the United States increased 3.4%, while revenues outside the United States increased 11.0% (up 13.7% constant currency), with particularly robust performance in the Asia Pacific region.

Gross profit was $263.4 million, up $17.3 million. Gross profit margin was 53.8% in the first half of Fiscal 2012, compared to 54.6% in the prior year. Gross profit margin as a percent of sales was positively impacted by lower amortization, which was more than offset by margin compression mainly due to product mix.

First half of Fiscal 2012 operating income excluding amortization expense was $118.8 million (operating income of $94.4 million plus amortization expense of $24.3 million), compared to $116.5 million (operating income of $89.5 million plus amortization expense of $27.0 million) in the first half of Fiscal 2011.

*	Operating income plus amortization and constant currency growth and results are non-GAAP financial measures that exclude certain items. Please refer to ”Reconciliation of GAAP and non-GAAP Information (unaudited)” in the attached exhibits for a description of these items.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 AM Eastern Time on May 4, 2012. The teleconference can be accessed by calling +1 866.825.1692 (domestic) or +1 617.213.8059 (international) using passcode # 34130978. The webcast will be available via the Internet at http://ir.sirona.com and a presentation relating to the call will be available on our website. A replay of the conference call will be available through May 11, 2012 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 63054889. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

Joshua Zable

+1 718 482 2184

ir@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov. This presentation contains non GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three months ended March 31,		Six months ended March 31,
	2012	2011	2012	2011
	$’000s (except per share amounts)		$’000s (except per share amounts)
Revenue	$231,864	$214,737	$489,980	$450,383
Cost of sales	107,215	99,048	226,548	204,280

Gross profit	124,649	115,689	263,432	246,103

Selling, general and administrative expense	72,667	70,581	146,313	133,904
Research and development	13,638	14,145	26,924	27,655
Provision for doubtful accounts and notes receivable	728	(47)	767	21
Net other operating income	(2,500)	(2,500)	(5,000)	(5,000)

Operating income	40,116	33,510	94,428	89,523

Loss/(gain) on foreign currency transactions, net	1,350	(4,336)	3,580	(5,097)
(Gain)/loss on derivative instruments	(2,936)	(1,554)	(2,500)	81
Interest expense, net	1,014	929	1,917	1,879
Other expense/(income)	228	343	490	(523)

Income before taxes	40,460	38,128	90,941	93,183
Income tax provision	9,305	8,388	20,916	20,500

Net income	31,155	29,740	70,025	72,683
Less: Net income attributable to noncontrolling interests	634	428	1,227	979

Net income attributable to Sirona Dental Systems, Inc.	$30,521	$29,312	$68,798	$71,704

Income per share (attributable to Sirona Dental Systems, Inc. common shareholders):
- Basic	$0.55	$0.53	$1.23	$1.29
- Diluted	$0.54	$0.51	$1.21	$1.26
Weighted average shares - basic	55,683,043	55,529,619	55,804,656	55,432,272
Weighted average shares - diluted	56,916,390	57,221,163	57,025,942	57,056,605

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2012	2011
	(unaudited)
	$’000s (except per share amounts)
ASSETS
Current assets
Cash and cash equivalents	$77,790	$345,859
Accounts receivable, net of allowance for doubtful accounts of $2,044 and $1,868, respectively	113,992	97,853
Inventories, net	100,568	93,028
Deferred tax assets	26,581	25,014
Prepaid expenses and other current assets	16,205	15,477
Income tax receivable	2,981	4,193

Total current assets	338,117	581,424
Property, plant and equipment, net of accumulated depreciation and amortization of $120,907 and $111,832, respectively	133,696	131,044
Goodwill	647,456	653,799
Investments	2,450	2,453
Restricted cash	—	655
Intangible assets, net of accumulated amortization of $432,899 and $412,428, respectively	319,236	346,442
Other non-current assets	9,550	2,884
Deferred tax assets	7,359	7,427

Total assets	$1,457,864	$1,726,128

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$42,985	$48,697
Short-term debt and current portion of long-term debt	2,562	368,403
Income taxes payable	13,006	6,811
Deferred tax liabilities	766	1,108
Accrued liabilities and deferred income	95,713	110,207

Total current liabilities	155,032	535,226
Long-term debt	75,000	—
Deferred tax liabilities	130,868	138,327
Other non-current liabilities	18,062	16,978
Pension related provisions	49,126	49,677
Deferred income	45,000	50,000

Total liabilities	473,088	790,208

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	0	0
Common stock ($0.01 par value; 95,000,000 shares authorized;
56,454,256 shares issued and 55,606,089 shares outstanding at Mar. 31, 2012;
56,292,420 shares issued and 55,815,323 shares outstanding at Sept. 30, 2011	565	563
Additional paid-in capital	690,818	685,617
Treasury stock (at cost)
848,167 shares held at cost at Mar. 31, 2012;
477,097 shares held at cost at Sept. 30, 2011	(36,528)	(19,749)
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	372,437	303,639
Accumulated other comprehensive (loss)/income	3,211	11,309

Total Sirona Dental Systems, Inc. shareholders' equity	981,400	932,276

Noncontrolling interests	3,376	3,644

Total shareholders’ equity	984,776	935,920

Total liabilities and shareholders’ equity	$1,457,864	$1,726,128

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended March 31,
	2012	2011
	$’000s
Cash flows from operating activities
Net income	$70,025	$72,683

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	38,460	38,957
(Gain)/loss on derivative instruments	(2,500)	81
Loss/(gain) on foreign currency transactions	3,580	(5,097)
Deferred income taxes	(8,147)	(7,250)
Amortization of debt issuance cost	351	597
Share-based compensation expense	4,290	4,479

Changes in assets and liabilities
Accounts receivable	(18,606)	(27,467)
Inventories	(8,262)	(13,280)
Prepaid expenses and other current assets	(6)	9,803
Restricted cash	646	20
Other non-current assets	(234)	(735)
Trade accounts payable	(5,431)	3,957
Accrued liabilities and deferred income	(16,932)	(20,663)
Other non-current liabilities	522	234
Income taxes receivable	1,208	(1,410)
Income taxes payable	6,140	(292)

Net cash provided by operating activities	65,104	54,617

Cash flows from investing activities
Investment in property, plant and equipment	(18,208)	(23,618)
Proceeds from sale of property, plant and equipment	—	1
Prepayments for other assets	(4,612)	—
Purchase of intangible assets	(72)	(163)
Purchase of long-term investments	—	(44)

Net cash used in investing activities	(22,892)	(23,824)

	Six months ended
	March 31,
	2012	2011
	$’000s
Cash flows from financing activities
Repayments of short-term and long-term debt	(433,093)	—
Proceeds from borrowings	141,783	—
Purchase of treasury stock	(16,779)	—
Debt issuance cost	(2,765)	—
Dividend distributions to noncontrolling interest	(1,689)	(487)
Common shares issued under share based compensation plans	1,664	4,709
Tax effect of common shares issued under share based compensation plans	(1,067)	4,135

Net cash (used in)/provided by financing activities	(311,946)	8,357
Change in cash and cash equivalents	(269,734)	39,150
Effect of exchange rate change on cash and cash equivalents	1,665	9,219
Cash and cash equivalents at beginning of period	345,859	251,767

Cash and cash equivalents at end of period	$77,790	$300,136

Supplemental information
Interest paid	$1,215	$2,050
Interest capitalized	192	277
Income taxes paid	22,794	24,798

Reconciliation of GAAP and Non-GAAP Information (unaudited)

HISTORICAL

Non-GAAP Adjusted Net Income Financial Measures (unaudited)

	Three months ended March 31, 2012
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$’000s, except per share amount
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$30,521	$0.54
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$11,707	$2,693	$9,014
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	(1,742)	(401)	(1,341)
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	(2,303)	(530)	(1,773)

Systems, Inc. shareholders			$36,421	$0.64

	Three months ended March 31, 2011
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$’000s, except per share amount
GAAP net income attributable to Sirona Dental Systems, Inc.			$29,312	$0.51
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$13,192	$2,902	$10,290
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	(3,878)	(853)	(3,025)
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	(4,347)	(956)	(3,391)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$33,186	$0.58

	Six months ended March 31, 2012
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$’000s, except per share amount
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$68,798	$1.21
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$23,666	$5,443	$18,223
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	761	175	586
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	1,044	240	804

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$88,411	$1.55

	Six months ended March 31, 2011
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$’000s, except per share amount
GAAP net income attributable to Sirona Dental Systems, Inc.			$71,704	$1.26
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$26,338	$5,794	$20,544
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	(2,470)	(543)	(1,927)
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	(3,001)	(660)	(2,341)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$87,980	$1.54

Non-GAAP Adjusted Operating Income (unaudited)

	Three months ended March 31,		Six months ended March 31,
	2012	2011	2012	2011
	$ ‘000s		$ ‘000s
GAAP operating income	$40,116	$33,510	$94,428	$89,523
Adjustments
Amortization expense	12,040	13,532	24,337	27,012

Non-GAAP adjusted operating income	$52,156	$47,042	$118,765	$116,535

FORWARD-LOOKING

Non-GAAP Adjusted Operating Income (unaudited)

	Year Ending September 30, 2012
	Low Range	High Range
	$ millions
GAAP operating income guidance	$177.0	$184.0
Adjustments
Amortization expense	50.0	50.0

Non-GAAP adjusted operating income guidance	$227.0	$234.0

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP adjusted net income, and non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations, unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee, unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans and any related tax effects. In addition, we supplement our business outlook by using non-GAAP adjusted operating income, which excludes amortization. Also set forth above under the heading “FORWARD-LOOKING” are reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain non-cash charges related to currency revaluation that do not reflect our period-to-period operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its on-going operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the U.S. Dollar/Euro average foreign exchange rate for each month of the current period. The average exchange rate for the six months ended March 31, 2012, was $1.33027 and varied from $1.28975 to $1.37045. For the three and six months ended March 31, 2011, an average quarterly exchange rate converting Euro denominated revenues into U.S. Dollars of $1.36709 and $1.36368, respectively, was applied.

Our forecasted 2012 constant currency net revenue guidance excludes the impact of foreign exchange. We are unable to reconcile our projected 2012 constant currency net revenue growth to our full-year projected 2012 net revenue growth because we are unable to predict the 2012 and long-term impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.